UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 19, 2025
Travel + Leisure Co.
(Exact name of registrant as specified in its charter)

Delaware	001-32876	20-0052541
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6277 Sea Harbor Drive
Orlando	Florida	32821
(Address of Principal Executive Offices)		(Zip Code)
	(407)	626-5200
(Registrant’s telephone number, including area code)
None (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TNL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.
Overview
On August 19, 2025, Travel + Leisure Co. (the “Company”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), entered into the fourth supplemental indenture (the “Fourth Supplemental Indenture”) to the indenture, dated December 13, 2019 (the “Base Indenture” and, together with the Fourth Supplemental Indenture, the “Indenture”), in connection with the issuance and sale of $500,000,000 aggregate principal amount of 6.125% senior secured notes due 2033 (the “Notes”) to BofA Securities, Inc. and certain other initial purchasers (collectively, the “Initial Purchasers”). The Company expects to use the net proceeds from the sale of the Notes to redeem all of its outstanding 6.60% secured notes due October 2025 (the “2025 Notes”), towards repayment of outstanding borrowings under its secured revolving credit facility due June 2030, to pay the fees and expenses incurred in connection with the offering of the Notes and, to the extent there are any remaining proceeds, for general corporate purposes which may include future debt paydowns.
Interest; Ranking; Guarantees
The Notes bear interest at a rate of 6.125% per year payable semi-annually in arrears on March 1 and September 1 of each year, commencing March 1, 2026. The Notes are senior secured obligations and are equal in right of payment with the Company’s existing and future senior indebtedness from time to time outstanding, including obligations under its Credit Agreement, dated as of May 31, 2018, with Bank of America, N.A., as administrative agent, the several lenders and letter of credit issuers from time to time party thereto, and the other parties thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) (except to the extent of any guarantees thereof) and the 2025 Notes, the Company’s 6.625% Notes due 2026, the Company’s 6.00% Notes due 2027, the Company’s 4.50% Notes due 2029, and the Company’s 4.625% Notes due 2030. The Notes are effectively senior to unsecured and junior lien claims against the Company’s subsidiaries to the extent of the value of the collateral securing the Notes at such subsidiary. To the extent the claims under the Notes exceed the value of collateral securing the Notes, the Notes will be structurally subordinated to claims against the Company’s subsidiaries, including trade claims and claims under the guarantees on the Credit Agreement. The Notes are structurally subordinated to all obligations of each of the Company’s subsidiaries in excess of the value of the collateral of such subsidiary securing the Notes, including claims with respect to trade payables.
The Notes are not guaranteed. However, the Indenture provides that in the future, subsidiary guarantees may be added, released, or terminated under certain circumstances.
Optional Redemption
Prior to August 15, 2028, the Company will be entitled at its option to redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus a “make-whole premium” plus any accrued and unpaid interest. At any time on or after August 15, 2028, the Company may redeem all or a portion of the Notes at certain redemption prices above their face amount plus any accrued and unpaid interest. On or after August 15, 2030 the Company will be able to redeem the Notes at par plus any accrued and unpaid interest.
Change of Control
Subject to certain limitations, in the event of a Change of Control Triggering Event (as defined in the Indenture), the Company will be required to offer to repurchase the Notes at a price of 101% of their principal amount plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.
Covenants; Events of Default
The Indenture contains certain covenants, including, among others, covenants that restrict the ability of the Company and certain of its subsidiaries to incur debt secured by liens and to enter into sale and leaseback transactions. The Indenture also contains customary provisions for events of default including for failure to pay principal or interest when due and payable, failure to comply with covenants or agreements in the Indenture or the Notes and failure to cure or obtain a waiver of such default upon notice, a default under other debt of the Company or certain of its subsidiaries such that at least the greater of (a) $100 million and (b) 1.5% of Consolidated Total Assets (as defined in the Indenture), which acceleration has not been rescinded or annulled within 30 days of notice, and events of bankruptcy, insolvency or reorganization affecting the Company and certain of its subsidiaries. In the case of an event of default, the principal amount of the Notes plus accrued and unpaid interest may be accelerated.
Certain Relationships
The Initial Purchasers and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial lending services in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the Initial Purchasers may hold the

2025 Notes and therefore may receive a portion of the proceeds from the Notes upon the redemption of the 2025 Notes. Certain of the initial purchasers and/or their affiliates may be lenders and/or agents under the revolving credit facility and therefore may receive a portion of the proceeds from the Notes upon the Company’s repayment of its outstanding borrowings thereunder.
The description of the Notes and the Indenture in this Current Report on Form 8-K (this “Current Report”) are summaries and are qualified in their entirety by reference to the complete terms of the Indenture and the form of Note included therein. The Base Indenture, the Fourth Supplemental Indenture and the form of Note are filed hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated by reference herein.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report is incorporated by reference herein.
Item 8.01.     Other Events.
2025 Notes Redemption
On August 19, 2025, the Company determined that all conditions precedent to the Company’s redemption (the “Redemption”) of its 2025 Notes pursuant to its Conditional Notice of Full Redemption issued on August 5, 2025 had been satisfied. Accordingly, the 2025 Notes will be redeemed on September 4, 2025.

Item 9.01.    Financial Statements and Exhibits.
d) Exhibits. The following exhibit is furnished with this report:

Exhibit No.	Description
4.1
Indenture, dated December 13, 2019, between Wyndham Destinations, Inc. and U.S. Bank Trust Company, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 13, 2019).

4.2*	Fourth Supplemental Indenture, dated August 19, 2025, between Travel + Leisure Co. and U.S. Bank Trust Company, National Association, as Trustee.
4.3*	Form of 6.125% Note due 2033 (included in Exhibit 4.2).
104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

*    Filed with this report

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVEL + LEISURE CO.

By: /s/ Thomas M. Duncan
Name: Thomas M. Duncan
Title: Chief Accounting Officer

Date: August 19, 2025